UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 14, 2005

STOCKGROUP INFORMATION SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

000-23687
(Commission File Number)

84-1379282
(IRS Employer Identification No.)

500-750 West Pender Street, Vancouver, British Columbia, Canada, V6C 2T7
(Address of principal executive offices and Zip Code)

604-331-0995
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 -CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Doug Keast has been hired as our Executive Vice President and Chief Financial Officer, effective August 2, 2005.

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SECTION 9 -FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibits

99.1 News Release of Stockgroup Information Systems Inc. dated July 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STOCKGROUP INFORMATION SYSTEMS INC.

By:
/s/ Marcus New

Marcus New
President & CEO
Date: July 18, 2005

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Exhibit 99.1

FOR RELEASE 6:30am EST

Stockgroup Information Systems Recruits Seasoned Financial Executive
to Role of Executive Vice President and CFO

New York, NY (July 14th, 2005) -- Stockgroup Information Systems (OTCBB: SWEB, TSX-V: SWB) announced today that Doug Keast, a Chartered Accountant with over 20 years of experience has been hired as Executive Vice President and CFO, effective August 2, 2005.

Prior to joining Stockgroup, Mr. Keast was the Senior Vice-President, Operations and Chief Financial Officer of Selkirk Financial Technologies, a privately held software company which sold to in 2004 to The Thomson Corporation (NYSE: TOC, TSX: TOC), a Fortune 500 company. Mr. Keast was responsible for investor relations, product management and development, treasury, human resources, risk and IT/MIS in addition to establishing accounting systems, policies and procedures.

Previously, Mr. Keast served as the CFO for TSX-traded Conor Pacific Environmental Technologies (TSE: CPA), and VP of Finance and Administration for ASE-traded Digital Courier International. He also brings 12 years of client service experience with KPMG Chartered Accountants.

Mr. Keast brings experience in handling tax matters in both the United States and Canada to Stockgroup, as 87% of Selkirk Financial's revenue was from international sources. He is an experienced negotiator and while at Conor, participated in several acquisition deals and a divestiture. While employed by Digital Courier International, Mr. Keast aided in doubling revenues, and reducing the monthly cash burn rate of the company by 50%.

"Doug is a seasoned financial executive, bringing more than 20 years of experience in operations, accounting and corporate financial management to Stockgroup," stated Marcus New, President and CEO of Stockgroup Information Systems. "His strategic insight, leadership expertise and experience in the financial technology industry will be key assets to Stockgroup. We are confident that Doug's presence will strengthen our management team even further."

"I am very exciting to join Stockgroup, with its wide-scale potential," Doug Keast said. "Stockgroup has passed its breakeven point and is growing financially stronger every day. I hope to further its success and contribute to its already first-rate reputation."

About Stockgroup Information Systems:

As an online media company, Stockgroup Information Systems provides a complete financial data source for investors, investment advisory firms, press and media organizations as well as access to specific demographics for advertisers.

To find out more about Stockgroup (OTCBB: SWEB, TSX-V: SWB) visit
www.stockgroup.com.

Contact:
Investor Relations
The Howard Group
David Gordon/Grant Howard
1.888.221.0915

The TSX Venture Exchange does not accept responsibility
for the adequacy or accuracy of this release